UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ X ]       Preliminary Information Statement

[     ]       Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

[     ]       Definitive Information Statement

PEAK RESOURCES INCORPORATED
(Name of Registrant As Specified In Chapter)

Payment of Filing Fee (Check the appropriate box)

[ X ]       No fee required

[     ]       Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)

Title of each class of securities to which transaction applies:

_______________________________________________________________________________

(2)

Aggregate number of securities to which transaction applies:

_______________________________________________________________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________

(4)

Proposed maximum aggregate value of transaction:

_______________________________________________________________________________

(5)

Total fee paid:

_______________________________________________________________________________

[     ]      Fee paid previously with preliminary materials.

[     ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

______________________________________________________________________________

(2)

Form, Schedule or Registration Statement No.:

______________________________________________________________________________

(3)

Filing Party:

______________________________________________________________________________

(4)

Date Filed:

______________________________________________________________________________

Schedule 14C - Information Statement	Page 2

Preliminary Copy

PEAK RESOURCES INCORPORATED

(a Nevada corporation)

INFORMATION STATEMENT

Date first mailed to stockholders:  August ____, 2008

2103 Tyrone Place

Penticton, British Columbia

V2A 8Z2     Canada

(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1.  Information Required by Items of Schedule 14A.

a.

Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Peak in connection with the prior approval by the board of directors of Peak, and receipt by the board of approval by written consent of the holders of a majority of Peak’s outstanding shares of common stock, of a resolution to,

1.

amend Article 1 of the Articles of Peak Resources Incorporated by changing the name of Peak Resources Incorporated to “Mine Clearing Corp.”, or, if the new name is unacceptable to the applicable regulators having jurisdiction over the affairs of Peak Resources Incorporated, to any such other name that is approved by the board of directors in its sole discretion; and

2.

amend Article 3 of the Articles of Peak Resources Incorporated by increasing the authorized capital from 75,000,000 shares to 200,000,000 shares of common stock with a par value of $0.001 per share.

(collectively, the “Resolutions”).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Peak provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On August 7, 2008, the board of directors of Peak approved and recommended the Resolutions.  Subsequently, the holders of a majority of the voting power signed and delivered to Peak written consents approving the Resolutions, in lieu of a meeting.  Since the holders of the required majority of shares of common stock have approved the Resolutions, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Peak has obtained all necessary corporate approvals in connection with the Resolutions and your consent is not required and is not being solicited in connection with the approval of the Resolutions.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolutions will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion.  The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about September ____, 2008.

This Information Statement is dated August ____, 2008 and is first being mailed to stockholders on or about August ____, 2008.  Only shareholders of record at the close of business on August 7, 2008 are entitled to notice of the Resolutions and to receive this Information Statement.

Peak Resources Incorporated

Schedule 14C - Information Statement	Page 3

Reasons for the Amendments to Articles

Peak has recently acquired the exclusive right to develop certain technology focused on scanning, mapping and removing of buried land mines.  As a result of the acquisition of the technology, management has decided that Peak should begin the timely process of changing Peak’s name.  The board of directors of Peak believes that the name change will result in Peak having a name that more accurately reflects its new business.

The amendment to the Articles of Incorporation of Peak to increase the authorized capital is being made, in part, to provide Peak with more flexibility and opportunities to conduct equity financings.

Presently, Peak does not have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of common stock for any purpose, including future acquisitions and/or financings.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However, as indicated above, the purpose of the increase in the authorized capital is to provide Peak with more flexibility and opportunities to conduct equity financings, and not to construct or enable any anti-takeover defense or mechanism on behalf of Peak.  Although the increase of the authorized capital could, under certain circumstances, have an anti-takeover effect, the Resolutions are not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of Peak’s common stock or obtain control of Peak.

Other than the Resolutions, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Peak.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, Peak currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

Peak has no anti-takeover mechanisms present in its governing documents or otherwise.  Peak confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of Peak’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Peak or changing its Board of Directors and management.  According to Peak’s Articles of Incorporation and Bylaws, the holders of Peak’s common stock do not have cumulative voting rights in the election of Peak’s directors.  The combination of the present ownership by a few stockholders of a significant portion of Peak’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace Peak’s Board of Directors or for a third party to obtain control of Peak by replacing its Board of Directors.

a.

Dissenters’ Right of Appraisal.

Neither the Articles and By-laws of Peak nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolutions.

b.

Voting Securities and Principal Holders Thereof

As of August 7, 2008, there were 58,676,200 outstanding shares of common stock of Peak, each of which was entitled to one vote for the purpose of approving the Resolutions.  Stockholders of record at the close of business on August 7, 2008 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

Peak confirms that there are no convertible securities in existence that are convertible into shares of common stock.

Peak Resources Incorporated

Schedule 14C - Information Statement	Page 4

(i)

Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of Peak, the following table sets forth all persons beneficially owning more than 5% of the common stock of Peak as at August 7, 2008.  Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Larry Olson 2103 Tyrone Place Penticton, British Columbia V2A 8Z2 Canada	30,000,000	51.0%

[1]  Based on 58,821,200 shares of common stock issued and outstanding as of August 7, 2008.

(ii)

Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [1]
shares of common stock	Larry Olson 2103 Tyrone Place Penticton, British Columbia V2A 8Z2 Canada	30,000,000	51.0%
shares of common stock	Directors and Executive Officers (as a group)	30,000,000	51.0%

[1]  Based on 58,821,200 shares of common stock issued and outstanding as of August 7, 2008.

(iii)

Changes in Control

Peak is not aware of any arrangement that may result in a change in control of Peak.

Item 2.  Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3.  Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of Peak’s outstanding shares of common stock approved the Resolutions on August 7, 2008.   At that time and as of the date of this Information Statement, Larry Olson has a direct beneficial ownership in 30,000,000 shares of common stock in the capital of Peak.

Management has not received any notice of opposition to the Resolutions.

Item 4. Proposals by Security Holders.

Not applicable as no proposals submitted.

Peak Resources Incorporated

Schedule 14C - Information Statement	Page 4

By Order of the Board of Directors

Dated:  August 7, 2008

/s/ Larry Olson

Larry Olson - Principal Executive Officer

Peak Resources Incorporated